UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2012

XATA CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 707-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On June 27, 2012, our management concluded that a charge of approximately $3.4 million for impairment to certain intangible assets was required under generally accepted accounting principles applicable to our company.

As we continue our development of mobile-based platforms, it was necessary to evaluate the assumptions associated with the valuation of intangible assets related to the customer contracts associated with one of our legacy solutions.

We do not expect that the impairment charge will result in future cash expenditures.

Item 8.01	Other Events.

In addition on June 27, 2012, our company reduced its workforce by 29 positions, primarily in those areas focused on its legacy solutions. We expect to recognize a restructuring charge of approximately $0.8 million during the quarter ended June 30, 2012 to better align our workforce with our mobile-based strategy. The Company estimates an annual costs savings of $2.8 million.

Xata anticipates recording additional charges relating to write-off of obsolete inventory and fixed assets of approximately $1.3 million to $1.6 million. We believe that these assets will not realize their recorded value as the product lines are transitioned to future mobile-based platforms.

We expect to recognize the restructuring charges, write-off of obsolete inventory and fixed assets and the impairment charge disclosed under Item 2.06 of this current report on Form 8-K in our financial results for the quarter ended June 30, 2012.

Cautionary note regarding forward-looking statements.

This current report on Form 8-K includes forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Such statements are based on current expectations, and actual results may differ materially. The forward-looking statements in this report are subject to a number of risks and uncertainties including, but not limited to, the possibility of continuing operating losses, the ability to adapt to rapid technological change, the ability of our solutions to be compliant with future regulations, dependence on propriety technology and communication networks owned and controlled by others, the failure to renew contracts or failure to sell additional solutions or services to existing customers, the timely introduction and market acceptance of new products, the ability to fund future research and development activities, the ability to establish and maintain strategic partner relationships and the other factors discussed under “Risk Factors” in Part IA, Item 1 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 (as updated in our subsequent reports filed with the SEC). These reports are available under the “Investors” section of our website at www.xata.com and through the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 2, 2012	XATA CORPORATION

	By:	/s/ John J. Coughlan
John J. Coughlan
Chief Executive Officer